Exhibit 99.1

AST SpaceMobile Announces Settlement Term Sheet Facilitating Long-Term Access to up to 45 MHz of Premium Lower Mid-Band Spectrum in North America for Direct-to-Device Satellite Applications

Multi-party Term Sheet paves way to pair AST SpaceMobile’s largest-ever commercial communication arrays deployed in low Earth orbit and planned nationwide low-band network with up to an additional 45 MHz of lower mid-band satellite spectrum capabilities

Access to the largest available block of high-quality nationwide spectrum positions AST SpaceMobile to deliver on goal of peak data transmission speeds up to 120 Mbps

MIDLAND, TX, June 13, 2025 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications, today announced a Settlement Term Sheet among parties including AST SpaceMobile, Ligado Networks LLC (“Ligado”), Viasat, Inc. (“Viasat”) and Inmarsat Global Limited (“Inmarsat”) paving the way for approval of definitive documentation providing AST SpaceMobile long-term access to up to 45 MHz of premium lower mid-band spectrum in the United States and Canada for direct-to-device satellite applications.

The Term Sheet, when approved, provides that as part of Ligado’s ongoing restructuring, Inmarsat will support AST SpaceMobile receiving long-term spectrum usage rights for 80+ years to up to 40 MHz of L-Band MSS spectrum in the United States and Canada held by Ligado, plus access to an additional 5 MHz in the 1670-1675 MHz Band in the United States (the “Transaction”). In addition, Inmarsat agrees to provide its affirmative support of AST SpaceMobile’s planned regulatory applications with the Federal Communications Commission (FCC) in the United States and ISED in Canada seeking authority to operate a NGSO system within the L-Band mid-band spectrum in North America.

The Term Sheet supplements the definitive documentation previously entered into between AST SpaceMobile and Ligado in March 2025 and remains subject to Court approval, expected before the end of June. When consummated, the Transaction will add additional capabilities to AST SpaceMobile’s technology and space-based network, based on the largest-ever communications arrays deployed in low Earth orbit, pairing existing plans for the continental United States on low-band spectrum, which offers superior penetration and coverage characteristics, with access to up to 45 MHz of lower mid-band spectrum, the largest available block of high-quality nationwide spectrum in the United States.

Upon approval of the Transaction, closing will be subject to receipt of satisfactory regulatory approvals required for the proposed use of the spectrum, and other closing conditions. At closing, Ligado will receive consideration of approximately $550 million, of which $535 million will be paid to Inmarsat. To support this consideration, AST SpaceMobile has received a $550 million institutional financing commitment, to finance a planned wholly owned special-purpose vehicle (“SPV”) in the form of a non-recourse senior-secured delayed-draw term loan facility, subject to customary closing conditions. This non-recourse financing highlights the attractiveness and value of the spectrum beyond the significant synergistic benefits it provides AST SpaceMobile.

Pursuant to the Term Sheet and in connection with Inmarsat’s affirmative Transaction and regulatory support and the resolution of certain litigation matters between Ligado and Inmarsat, AST SpaceMobile agrees to certain payments ahead of closing, subject to certain conditions. So long the financial sponsors of Ligado provide an acceptable backstop commitment to AST SpaceMobile providing for a full refund of payments in the event regulatory approvals are not obtained and closing does not occur, AST SpaceMobile agrees to pay $420 million to Inmarsat on Ligado’s behalf on October 31, 2025, $100 million to Inmarsat on Ligado’s behalf on March 31, 2026 and $15 million to Inmarsat on Ligado’s behalf upon receiving regulatory approval and closing of the Transaction. AST SpaceMobile plans to obtain institutional financing based on this backstop commitment to facilitate these obligations prior to the non-recourse senior-secured delayed-draw loan facility becoming effective upon regulatory approvals and closing. The term sheet for such backstop commitment has already been negotiated to AST SpaceMobile’s satisfaction, providing committed financing from a highly credible group of lenders. AST SpaceMobile plans to supplement the existing financing commitment to cover the revised payment schedule.

AST SpaceMobile’s obligation to begin making spectrum access usage payments to Ligado will begin on September 30, 2025 per the Term Sheet.

AST SpaceMobile currently operates its first five commercial BlueBird satellites into low Earth orbit, each the largest-ever commercial communications arrays deployed into low Earth orbit, reaching approximately 700 square feet in size. These initial satellites will offer non-continuous cellular broadband service across the United States and in select markets globally and will target approximately 100% nationwide coverage from space with over 5,600 coverage cells in the United States. The next-generation Block 2 BlueBirds featuring up to 2,400 square-foot communications arrays, are designed to deliver up to 10 times the bandwidth capacity of the BlueBird satellites in orbit, enabling peak data transmission speeds of up to 120 Mbps, supporting voice, full data, and video applications, and other native cellular capabilities.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025 and Form 10-Q filed with the SEC on May 12, 2025.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025 and Form 10-Q filed with the SEC on May 12, 2025. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

No assurance can be provided that the Transaction will be consummated or that the related financings will be disbursed. The Transaction and the disbursement of the related financings are subject to a number of conditions, including the entry into definitive documentation related to the financings and the satisfaction of the closing conditions to be specified in such definitive documentation. Even if the Transaction is consummated, the benefits of the Transaction will be subject to integration, technology and regulatory risks, as well as the risks to AST SpaceMobile referenced in the preceding paragraph.

AST SpaceMobile intends to file publicly with the SEC, on Form 8-K within four business days following approval, a copy of the Settlement Term Sheet. The description of the Settlement Term Sheet contained in this press release is subject to the more complete description that will be available in such Form 8-K and the exhibit thereto.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025, and Form 10-Q filed with the SEC on May 12, 2025. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com